SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        May 27, 2004
                                                  ------------------------------


                       SAVANNAH ELECTRIC AND POWER COMPANY
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             (Exact name of registrant as specified in its charter)


       Georgia                        1-5072                58-0418070
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(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)             File Number)         Identification No.)


 600 East Bay Street, Savannah, Georgia                          31401
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code  (912)644-7171
                                                    ----------------------------


                                      N/A
         (Former name or former address, if changed since last report.)



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Item 5.    Other Events and Regulation FD Disclosure.

     On May 27, 2004, Savannah Electric and Power Company (the "Company") entered into an Underwriting Agreement covering the issue and sale by the Company of 1,800,000 shares of 6.00% Series Preferred Stock, Non-Cumulative, Par Value $25 Per Share (the "Preferred Stock"). Said stock was registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the shelf registration statement, as amended (Registration Nos. 333-115381 and 333-115381-01) of the Company.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

                (c) Exhibits.

               1.1 Underwriting Agreement relating to the Preferred Stock, dated May 27, 2004, between the Company and Lehman Brothers Inc., as the Underwriter.

               4.6 Amendment to the Charter of the Company dated May 27, 2004 revising provisions regarding preferred stock.

               4.7 Amendment to the Charter of the Company dated June 10, 2004 establishing the Preferred Stock.

               5.1 Opinion of Troutman Sanders LLP relating to the Preferred Stock.

               12.1 Computation of ratio of earnings to fixed charges.

               12.2 Computation of ratio of earnings to fixed charges plus preferred dividend requirements.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     June 11, 2004                  SAVANNAH ELECTRIC AND POWER COMPANY



                                         By /s/Wayne Boston
                                              Wayne Boston
                                          Assistant Secretary